                                                                     EXHIBIT 4.7


                             DYNATECH CORPORATION







                    PIGGYBACK REGISTRATION RIGHTS AGREEMENT







                         Dated as of February 29, 2000

                          Table of Contents
                          -----------------

                                                                 Page
                                                                 ----
1.  Background.................................................    1

2.  Definitions................................................    1

3.  Registration...............................................    3
    3.1.  Incidental Registration..............................    3
    3.2.  Registration Procedures..............................    4
    3.3.  Preparation; Reasonable Investigation................    8
    3.4.  Indemnification......................................    9

4.  Miscellaneous..............................................   11
    4.1.  Amendments and Waivers...............................   11
    4.2.  Nominees for Beneficial Owners.......................   12
    4.3.  Successors, Assigns and Transferees..................   12
    4.4.  Notices..............................................   12
    4.5.  Remedies; Attorneys' Fees............................   13
    4.6.  Stock Splits, etc....................................   13
    4.7.  Term.................................................   13
    4.8.  Severability.........................................   13
    4.9.  Headings.............................................   14
    4.10. Counterparts.........................................   14
    4.11. Governing Law........................................   14
    4.12. No Third Party Beneficiaries.........................   14
    4.13. Consent to Jurisdiction..............................   14
    4.14. Waiver of Jury Trial.................................   14
    4.15. Effectiveness........................................   15

                   PIGGYBACK REGISTRATION  RIGHTS AGREEMENT
                   ----------------------------------------


     PIGGYBACK REGISTRATION RIGHTS AGREEMENT, dated as of February 29, 2000, among Dynatech Corporation, a Delaware corporation (the "Company"), and the
                                                         -------
undersigned persons (the "Stockholders"), who will be electing to receive shares
                          -------------
of common stock, no par value, of the Company (the "Common Stock") in the Merger
                                                    ------------
(as defined below).

     1.   Background. The Company is a party to an Agreement and Plan of Merger,
          ----------
dated as of February 14, 2000 (the "Merger Agreement"), with DWW Acquisition
                                    ----------------
Corporation, a Delaware corporation ("MergerCo"), and Wavetek Wandel Goltermann,
                                      --------
Inc., a Delaware corporation ("WWG"), pursuant to which MergerCo shall merge
                                           ---
(the "Merger") with WWG, with WWG as the surviving corporation.  In the Merger,
      ------
certain shares of WWG common stock shall be converted into the right to receive shares of Common Stock.

     2.   Definitions. For purposes of this Agreement, the following terms have
          -----------
the following respective meanings:

     "Affiliate": With respect to any Person, any other Person directly or
      ---------
indirectly Controlling, Controlled by or under common Control with such first Person. "Control" means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.

     "Board": The Board of Directors of the Company.
      -----

     "Business Day": A day other than a Saturday, Sunday or other day on which
      ------------
commercial banks in New York City are authorized or required to close.

     "CD&R": Clayton, Dubilier & Rice, Inc., a Delaware corporation.
      ----

     "Common Stock": See the introduction to this Agreement.
      ------------

     "Company": See the introduction to this Agreement.
      -------

     "Exchange Act": The Securities Exchange Act of 1934, as amended, or any
      ------------
successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

     "Fund V": See Section 3.1(a).
      ------

     "Funds": See Section 3.1(a).
      -----

     "Merger": See Section 1.
      ------

     "NASD": National Association of Securities Dealers, Inc.
      ----

     "NASDAQ": The NASD Automated Quotation System.
      ------

     "Person": Any natural person, firm, partnership, association, corporation,
      ------
company, trust, business trust, governmental entity or other entity.

     "Public Offering": An underwritten public offering of Common Stock led by
      ---------------
at least one underwriter of nationally recognized standing.

     "Qualifying Piggyback Event": See Section 3.1(a).
      --------------------------

     "Registrable Securities":  The Common Stock received by the Stockholders as
      ----------------------
a result of the Merger and any securities issued or issuable with respect thereto (x) upon any conversion or exchange thereof, (y) by way of stock
         -                                            -
dividend or stock split, or (z) in connection with a combination of shares,
                             -
recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the
                             -
sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public in
            -
reliance upon Rule 144, (C) both (i) the first anniversary of the Merger and
                         -        -
(ii) a Public Offering, shall have occurred, (D) such securities shall have been
 --                                           -
otherwise transferred to a person other than a Stockholder, or (E) such
                                                                -
securities shall have ceased to be outstanding.

     "Registration Expenses": All expenses incident to the Company's performance
      ---------------------
of its obligations under or compliance with Section 3, including, but not limited to, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or NASDAQ, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and the expenses of any special audits made by such accountants required by or incidental to such performance and compliance, but not including
(a) fees and disbursements of counsel retained by the holders of Registrable
 -
Securities or (b) any underwriting discounts or commissions or any transfer
               -
any transfer taxes payable in respect of the sale of Registrable Securities by the holders thereof.

     "Rule 144": Rule 144 (or any successor provision) under the Securities Act.
      --------

     "Rule 144A": Rule 144A (or any successor provision) under the Securities
      ---------
Act.

     "Securities Act": The Securities Act of 1933, as amended, or any successor
      --------------
Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

     "SEC": The Securities and Exchange Commission or any other Federal agency
      ---
at the time administering the Securities Act or the Exchange Act.

     "Special Registration": (a) The registration of shares of equity securities
      --------------------    -
and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect subsidiaries, or (b) the registration of equity securities and/or options or other rights in
    -
respect thereof solely on Form S-4 or S-8 or any successor form.

     "Stockholder": See the introduction to this Agreement.
      -----------

     3.   Registration.
          ------------

     3.1. Incidental Registration. (a) If the Company at any time proposes to
          -----------------------
register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to a Special Registration) (i) for a Public
                                                                -
Offering, (ii) other than for sale for its own account, (iii) in which either
           --                                            ---
Clayton, Dubilier & Rice Fund V Limited Partnership ("Fund V") or Clayton,
                                                      ------
Dubilier & Rice Fund VI Limited Partnership (collectively with Fund V, the

"Funds") proposes to sell equity securities of the Company and (iv) the
------                                                          --
registration form to be used may be used for the registration of Registrable Securities (any such registration of the Company's equity securities a "Qualifying Piggyback Event"), then the Company will at such time give prompt
---------------------------
written notice to all holders of Registrable Securities of its intention to do so and, upon the written request of any holder of Registrable Securities given to the Company within 30 days after the Company has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:
                                --------

          (x) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, either (A) the Board
                                                                   -
     shall determine for any reason not to register such securities or (B) both
                                                                        -
     the Funds shall have determined not to participate in such registration, then the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith); and

          (y) if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker) that in their or its opinion the number of securities requested to be included in such registration (whether pursuant to this Section 3.1 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the number of such securities which can be sold in such offering, then the holders of the Registrable Securities requested to be included therein and the holders of such other securities requested to be included therein shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such public offering requested to be included therein) in the number of securities included in such registration.

     The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1.

     3.2. Registration Procedures.
          -----------------------

     (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3.1, the Company will promptly:

          (i) as soon as practicable, prepare and file with the SEC a registration statement with respect to such securities, make all required filings with the NASD and use best efforts to cause such registration statement to become effective;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

          (iii) furnish to counsel (if any) selected by the holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the SEC (including all documents to be filed on a confidential basis) in connection with such registration;

          (iv) furnish to each seller of such securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

          (v) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

          (vi)   (A) notify each seller of any securities covered by such
                  -
     registration statement if such registration statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such registration statement and use best efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B)
                                                                              -
     notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as is practicable, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

          (viii) notify each seller of any securities covered by such registration statement (A) when such registration statement, or any post-
                             -
     effective amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (B) of any request by the SEC
                                                  -
     to amend such registration statement or to amend or supplement such prospectus or for additional information, (C) of the issuance by the SEC of
                                                -
     any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (D) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

          (ix)   use its best efforts (A) (1) to list such securities on any
                                       -   -
     securities exchange on which the Common Stock is then listed or, if no Common Stock is then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (2) if
                                                                         -
     such listing is not practicable or the Board determines that quotation as a NASDAQ National Market System security is preferable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD, (B) to provide a transfer
                                                     -
     agent and registrar for such Registrable Securities not later than the effective date of such registration statement and (C) to obtain a CUSIP
                                                        -
     number for the Registrable Securities; and

          (x) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus.

     (b)  Offerings Exclusive. The Stockholders hereby agree that only
          -------------------
securities which are to be distributed by the underwriters may be included in the registration.

     (c)  Underwriting Agreement, Etc. The holders of Registrable Securities to
          ---------------------------
be distributed by the underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Section 3.2(d) and 3.4(b) and representations, warranties or agreements regarding such holder and such holder's intended method of distribution.

     (d)  Hold Back Agreements. If and whenever the Company proposes to register
          ---------------------
any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a registration on Form S-8), each holder of Registrable Securities, if required by the managing underwriter, agrees by electing to receive Registrable Securities in the Merger not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, for 180 days after, and during the 20 days prior to, the effective date of such registration, to the extent timely notified in writing by the Company or the managing underwriter.

     (e) The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

     (f) The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

     (g) By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 3.2(a)(vi), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder shall have received, in the case of clause (A) of Section 3.2(a)(vi), notice from the Company that such registration statement has been amended, as contemplated by Section 3.2(a)(vi), and, in the case of clause (B) of Section 3.2(a)(vi), copies of the supplemented or amended prospectus contemplated by Section 3.2(a)(vi). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3.2(a)(vi) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.2(a)(vi).

     (h) Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that the Company shall have no obligation to prepare or file any registration statement prior to the time that financial information required to be included therein is available for inclusion therein.

     3.3. Preparation; Reasonable Investigation. In connection with the
          -------------------------------------
preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     3.4. Indemnification.
          ---------------

     (a)  Indemnification by the Company.  In the event of any registration of
          ------------------------------
any Registrable Securities under the Securities Act pursuant to Section 3.1, the Company will indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact
                -
contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, or (ii) any omission or alleged omission to
                                     --
state a fact required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company
                                                   --------
shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or participating person expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such seller.

     (b)  Indemnification by the Sellers. In the event of any registration of
          ------------------------------
any Registrable Securities under the Securities Act pursuant to Section 3.1, each of the prospective sellers of such securities, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls the Company or any such participating person within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact
            -
contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or (ii) any omission or alleged omission to state a fact
                            --
with respect to such seller required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the seller will reimburse the Company and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided
                                                                    --------
that the liability of each such seller will be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller.

     (c)  Notices of Claims, etc. Promptly after receipt by an indemnified party
          ----------------------
of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 3.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party hereunder, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as
        --------
provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.4. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified
                                               --------
party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d)  Other Indemnification. Indemnification similar to that specified in
          ---------------------
the preceding paragraphs of this Section 3.4 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

     (e)  Other Remedies. If for any reason the foregoing indemnity is
          --------------
unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such
                                                                 -
proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) or (ii) if the allocation
                                                          --
provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 3.4(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this
Section 3.4 if such indemnification were enforceable under applicable law.

     (f)  Officers and Directors. As used in this Section 3.4, the terms
          ----------------------
"officers" and "directors" shall include the partners of the holders of Registrable Securities which are partnerships and the trustees and beneficiaries of the holders of Registrable Securities which are trusts.

     4.   Miscellaneous.
          -------------

     4.1. Amendments and Waivers. This Agreement may be amended, and the Company
          ----------------------
may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least a majority of the shares then constituting Registrable Securities then held by the Stockholders. No amendment , modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver in any other respect or at any other time.

     4.2. Nominees for Beneficial Owners. In the event that any Registrable
          ------------------------------
Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement.

     4.3. Successors, Assigns and Transferees. This Agreement shall be binding
          -----------------------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     4.4. Notices. All notices and other communications required or permitted
          -------
to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, or a Stockholder, as the case may be, as follows:

          (i)    if to the Company, to it at:

                    Dynatech Corporation
                    3 New England Executive Park
                    Burlington, Massachusetts  01803
                    Attention: General Counsel
                    ---------

          (ii) if to a Stockholder, to such Stockholder at the address set forth on the signature pages hereof.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the fifth business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                    Clayton, Dubilier & Rice, Inc.
                    375 Park Avenue, 18th Floor

                    New York, New York 10152
                    Attention: Joseph L. Rice, III
                    ---------

              and

                    Debevoise & Plimpton
                    875 Third Avenue
                    New York, New York 10022
                    Attention: Franci J. Blassberg, Esq.
                    ---------

     4.5. Remedies; Attorneys' Fees. Each holder of Registrable Securities, in
          -------------------------
addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     4.6. Stock Splits, etc. Each party hereto agrees that it will vote to
          -----------------
effect a stock split (forward or reverse, as the case may be) with respect to any Registrable Securities in connection with any registration of such Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in their or its opinion such a stock split would facilitate or increase the likelihood of success of the offering. Each party hereto agrees that any number of shares of Common Stock referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

     4.7. Term. This Agreement shall be effective as of the date hereof and
          ----
shall continue in effect thereafter until the earliest of (a) its termination by
                                                           -
the consent of the parties hereto or their respective successors in interest,
(b) the date on which no Registrable Securities remain outstanding, (c) the
 -                                                                   -
dissolution, liquidation or winding up of the Company and (d) the fifth
                                                           -
anniversary of the date hereof.

     4.8. Severability. If any provision of this Agreement is inoperative or
          ------------
unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

     4.9.  Headings. The headings contained in this Agreement are for purposes
           --------
of convenience only and shall not affect the meaning or interpretation of this Agreement.

     4.10. Counterparts. This Agreement may be executed in several counterparts,
           ------------
each of which shall be deemed an original and all of which together constitute one and the same instrument.

     4.11. Governing Law. This agreement shall be governed by and construed in
           -------------
accordance with the laws of the state of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of any other jurisdiction.

     4.12. No Third Party Beneficiaries. Except as provided in Sections 3.4 and
           ----------------------------
4.3, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto, each such party's respective successors and permitted assigns.

     4.13. Consent to Jurisdiction. Each party irrevocably submits to the
           -----------------------
exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any such suit, action or proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding in the United States District Court for the Southern District of New York, that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     4.14. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT
           --------------------
PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO
                                             -
REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER
                                     -
PARTIES HAVE BEEN INDUCED TO ENTER INTO THE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.14.

     4.15.  Effectiveness. The effectiveness of this Agreement is conditioned
            -------------
upon the occurrence of the Effective Time as contemplated by the Merger Agreement. If the Effective Time does not occur, or the Merger Agreement is terminated in accordance with its terms, this Agreement shall be of no force or effect.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                          DYNATECH CORPORATION



                                          By:_____________________________
                                             Name: Mark V.B. Tremallo
                                             Title: Corporate Vice President and
                                                       General Counsel


Stockholder:



Name:



Address: